UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                        --------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

                         ------------------------------

                                 March 24, 2000

                Date of Report (Date of earliest event reported)

                              CENTURY CASINOS, INC.

             (Exact Name of Registrant as specified in its charter)


         Delaware                    0-22290                    84-1271317
(State or other jurisdiction       (Commission               (I.R.S. Employer
     of incorporation)             File Number)           Identification Number)


                            200-220 E. Bennett Avenue
                                  Cripple Creek, CO                   80813
                     (Address of principal executive offices)       (Zip Code)



        Registrant's telephone number, including area code: 719-689-0333

Item 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On March 20, the Registrant dismissed its principal independent accountant, Deloitte & Touche, LLP (the "Former Auditor").

         Registrant had no disagreements with the Former Auditor that, if not resolved would have caused the Former Auditor to report the disagreement.

         There has been no adverse opinion, disclaimer of opinion, or qualified opinion in the Former Auditor's report for any of the preceding two years.

         Attached as Exhibit 1 is a letter from Deloitte and Touche, LLP stating its agreement with the Registrant's disclosures herein.

         The decision to change accountants was recommended by the Audit Committee of the Board of Directors, and approved by the Board.

         Also, on March 20, 2000, the Registrant sent requests for proposal ("RFPs") to several other accounting firms requesting that the recipient firms return their proposal to Registrant on or before April 1. The Registrant will then review the RFPs, and intends to select a new principal independent accounting firm on or about April 10. That selection will be reported in a subsequent 8K.

Item 7.  Financial Statement and Exhibits

      (c)  Exhibits

      Exhibit No.   Description
      -----------   -----------
      2000-1        Letter (3/20/00) from Registrant to Deloitte & Touche, LLP
      2000-2        Letter from Deloitte & Touche, LLP

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        Century Casinos, Inc.
                                        (Registrant)


Date:  March 24, 2000                   By:___________________________________
                                        Erwin Haitzmann, Chief Executive Officer